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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-46188, 333-71691 and 333-108038 of NBTY, Inc. on Form S-8 of our report dated December 22, 2005 (March 15, 2006 as to Note 21), relating to the consolidated financial statements and financial statement schedule of NBTY, Inc., appearing in this Annual Report on Form 10-K of NBTY, Inc. for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

Jericho, New York
November 21, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM